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For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Fourth Quarter and Fiscal 2015 Results

•	Fiscal 2015 adjusted earnings per diluted share grew 5% to $2.62; up double-digits constant currency

•	2015 adjusted operating margin expanded 180 bps to 20.2%

•	Merger with Sirona Dental Systems on track and expected to close during the first quarter of fiscal 2016

York, PA - February 12, 2016 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months and fiscal year ended December 31, 2015.

Fourth Quarter Results

Net sales in the fourth quarter of 2015 decreased 6.7% to $671.1 million compared to $719.0 million in the fourth quarter of 2014. Net sales, excluding metals content, of $645.9 million decreased 6.5% compared to $691.0 million in the fourth quarter of 2014. Revenue for the fourth quarter, excluding precious metals, grew 1.5% on a constant currency basis, offset by an 8.0% headwind from foreign currency translation. The negative impact of discontinued lab products on total fourth quarter sales, excluding precious metal content, was approximately 1%.

Net income attributable to DENTSPLY International for the fourth quarter of 2015 was $58.6 million, or $0.41 per diluted share, compared to $84.7 million, or $0.59 per diluted share in the fourth quarter of 2014. On an adjusted basis, excluding certain items, net earnings per diluted share grew 8.3% to $0.65 compared to $0.60 in the fourth quarter of 2014. A reconciliation of the adjusted earnings per share, a non-US GAAP measure, to earnings per share calculated on a US-GAAP basis is provided in the attached table.

Fiscal 2015 Results

Net sales for fiscal 2015 of $2.67 billion decreased 8.5% compared to $2.92 billion in the prior year. Net sales in 2015, excluding precious metals content, of $2.58 billion decreased 7.6% compared to $2.79 billion in 2014. On a constant currency basis, 2015 net sales excluding precious metals grew 1.9%, offset by a 9.5% headwind from foreign currency translation.

Net income attributable to DENTSPLY International for fiscal 2015 was $251.2 million, or $1.76 per diluted share, compared to $322.9 million, or $2.24 per diluted share in 2014. On an adjusted basis, excluding certain items, net earnings per diluted share grew 4.8% to $2.62 compared to $2.50 per diluted share in 2014.

Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, stated “Fiscal 2015 ended on a positive note with strong fourth quarter adjusted earnings growth of more than 8%, and constant currency adjusted growth of approximately 16%. This drove adjusted EPS for 2015 to $2.62, up 5%, and approximately 11% on a constant currency basis. The business, supported by our global efficiency program, produced improved margins well ahead of plan which is now allowing us to fund incremental investments to drive future growth. We see the business performing well fundamentally and see opportunities to accelerate top line growth and enhance margins as we move into 2016. We also remain confident in the value creation opportunity that lies ahead with our pending merger with Sirona Dental Systems.”

Merger Update

On September 15, 2015, the Company and Sirona Dental Systems, Inc. entered into an Agreement and Plan of Merger and announced a merger of equals between the two companies. Mr. Wise commented, “We are pursuing the regulatory approvals required to complete the merger. We expect to provide consolidated earnings guidance for 2016 after the closing of the merger which remains on track for completion within the first quarter of 2016.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). A live webcast will be accessible via a link on DENTSPLY’s web site at www.dentsply.com. In order to join the call, please dial (888) 298-3466 for domestic calls, or (719) 325-2317 for international calls. The Conference ID # is 1465518. Members of management speaking on the call will include Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, Chris Clark, President and Chief Financial Officer, and Jim Mosch, Executive Vice President and Chief Operating Officer.

A rebroadcast of the conference call will be available online at the DENTSPLY web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 1465518.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 115 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with merger related activities, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to successfully integrate acquired businesses, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs. These adjustments include costs related to integrating and consummating recently acquired businesses and costs, gains and losses related to the disposal of businesses or product lines. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. As such, amortization expense has been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Net sales	$671.1	$719.0	$2,674.3	$2,922.6
Net sales, excluding precious metal content	645.9	691.0	2,581.5	2,792.7

Cost of products sold	296.4	325.9	1,157.1	1,322.8

Gross profit	374.7	393.1	1,517.2	1,599.8
% of Net sales	55.8%	54.7%	56.7%	54.7%
% of Net sales, excluding precious metal content	58.0%	56.9%	58.8%	57.3%

Selling, general and administrative expenses	267.8	283.3	1,077.3	1,143.1

Restructuring and other costs	13.8	6.5	64.7	11.1

Operating income	93.1	103.3	375.2	445.6
% of Net sales	13.9%	14.4%	14.0%	15.2%
% of Net sales, excluding precious metal content	14.4%	14.9%	14.5%	16.0%

Net interest and other expense	20.8	8.6	45.5	41.2

Income before income taxes	72.3	94.7	329.7	404.4

Provision for income taxes	13.8	11.3	77.0	81.1

Equity in net earnings (loss) of
unconsolidated affiliated company	0.1	1.3	(1.6)	(0.4)

Net income	58.6	84.7	251.1	322.9
% of Net sales	8.7%	11.8%	9.4%	11.0%
% of Net sales, excluding precious metal content	9.1%	12.3%	9.7%	11.6%

Less: Net income (loss) attributable to noncontrolling interests	—	—	(0.1)	—

Net income attributable to DENTSPLY International	$58.6	$84.7	$251.2	$322.9

% of Net sales	8.7%	11.8%	9.4%	11.0%
% of Net sales, excluding precious metal content	9.1%	12.3%	9.7%	11.6%

Earnings per common share:
Basic	$0.42	$0.60	$1.79	$2.28
Dilutive	$0.41	$0.59	$1.76	$2.24

Cash dividends declared per common share	$0.07250	$0.06625	$0.29000	$0.26500

Weighted average common shares outstanding:
Basic	140.0	141.3	140.0	141.7
Dilutive	142.9	144.0	142.5	144.2

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2015	2014
Assets

Current Assets:

Cash and cash equivalents	$284.6	$151.6
Accounts and notes receivable-trade, net	399.9	426.6
Inventories, net	340.4	387.1
Prepaid expenses and other current assets	171.8	241.7
Total Current Assets	1,196.7	1,207.0

Property, plant and equipment, net	558.8	588.8
Identifiable intangible assets, net	600.7	670.8
Goodwill, net	1,987.6	2,089.3
Other noncurrent assets, net	59.1	90.6

Total Assets	$4,402.9	$4,646.5

Liabilities and Equity

Current liabilities	$476.0	$652.6
Long-term debt	1,141.0	1,150.1
Deferred income taxes	160.3	165.6
Other noncurrent liabilities	286.2	356.0
Total Liabilities	2,063.5	2,324.3

Total DENTSPLY International Equity	2,338.0	2,321.3
Noncontrolling interests	1.4	0.9
Total Equity	2,339.4	2,322.2

Total Liabilities and Equity	$4,402.9	$4,646.5

DENTSPLY INTERNATIONAL INC.
(In millions)

Supplemental Summary Cash Flow Information:

Year Ended December 31, 2015 and 2014

	Year Ended December 31,
	2015	2014

Net Cash Provided by Operating Activities	$497.4	$560.4
Net Cash Used in Investing Activities	$54.9	$138.7
Net Cash Used in Financing Activities	$302.9	$336.2

Depreciation	$79.1	$81.2
Amortization	$43.8	$47.9
Capital Expenditures	$72.0	$99.6
Cash Dividends Paid	$40.0	$37.3

DENTSPLY INTERNATIONAL INC.
(In millions)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended December 31, 2015
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$93.1	14.4%
Restructuring, Restructuring Program Related Costs and Other Costs	15.2	2.4%
Amortization of Purchased Intangible Assets	11.0	1.7%
Business Combination Related Costs	7.4	1.1%
Credit Risk and Fair Value Adjustments	2.0	0.3%
Adjusted Non-US GAAP Operating Income	$128.7	19.9%

Three Months Ended December 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$103.3	14.9%
Amortization of Purchased Intangible Assets	11.5	1.7%
Restructuring, Restructuring Program Related Costs and Other Costs	6.5	0.9%
Business Combination Related Costs	1.2	0.2%
Adjusted Non-US GAAP Operating Income	$122.5	17.7%

DENTSPLY INTERNATIONAL INC.
(In millions)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Year Ended December 31, 2015
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$375.2	14.5%
Restructuring, Restructuring Program Related Costs and Other Costs	81.1	3.2%
Amortization of Purchased Intangible Assets	43.7	1.7%
Business Combination Related Costs	13.1	0.5%
Credit Risk and Fair Value Adjustments	8.0	0.3%
Adjusted Non-US GAAP Operating Income	$521.1	20.2%

Year Ended December 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$445.6	16.0%
Amortization of Purchased Intangible Assets	47.9	1.7%
Restructuring, Restructuring Program Related Costs and Other Costs	12.5	0.5%
Business Combination Related Costs	6.8	0.2%
Adjusted Non-US GAAP Operating Income	$512.8	18.4%

DENTSPLY INTERNATIONAL INC.
(In millions, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per diluted common share basis to the non-US GAAP financial measures.

Three Months Ended December 31, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$58.6	$0.41
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	14.5	0.10
Amortization of Purchased Intangible Assets, Net of Tax	7.7	0.06
Business Combination Related Costs, Net of Tax	6.8	0.05
Income Tax Related Adjustments	3.2	0.02
Credit Risk and Fair Value Adjustments, Net of Tax	1.8	0.01
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$92.6	$0.65

Three Months Ended December 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$84.7	$0.59
Amortization of Purchased Intangible Assets, Net of Tax	8.0	0.06
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	4.3	0.03
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(0.4)	—
Credit Risk and Fair Value Adjustments, Net of Tax	(0.4)	—
Business Combination Related Costs, Net of Tax	(1.8)	(0.01)
Income Tax Related Adjustments	(7.8)	(0.06)
Rounding	—	(0.01)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$86.6	$0.60

DENTSPLY INTERNATIONAL INC.
(In millions, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per diluted common share basis to the non-US GAAP financial measures.

Year Ended December 31, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$251.2	$1.76
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	68.6	0.48
Amortization of Purchased Intangible Assets, Net of Tax	30.5	0.22
Business Combination Related Costs, Net of Tax	12.3	0.09
Income Tax Related Adjustments	6.3	0.04
Credit Risk and Fair Value Adjustments, Net of Tax	5.9	0.04
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(1.7)	(0.01)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$373.1	$2.62

Year Ended December 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$322.9	$2.24
Amortization of Purchased Intangible Assets, Net of Tax	33.6	0.23
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	8.5	0.06
Business Combination Related Costs, Net of Tax	2.0	0.01
Credit Risk and Fair Value Adjustments, Net of Tax	(0.5)	—
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(1.2)	(0.01)
Income Tax Related Adjustments	(4.3)	(0.03)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$361.0	$2.50

DENTSPLY INTERNATIONAL INC.
(In millions)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended December 31, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$72.3	$(13.8)	19.1%
Restructuring, Restructuring Program Related Costs and Other Costs	27.0	(12.5)
Amortization of Purchased Intangible Assets	11.0	(3.3)
Business Combination Related Costs	7.6	(0.8)
Credit Risk and Fair Value Adjustments	2.6	(0.8)
Income Tax Related Adjustments	—	3.2
As Adjusted - Non-US GAAP Operating Results	$120.5	$(28.0)	23.2%

Three Months Ended December 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$94.7	$(11.3)	11.9%
Amortization of Purchased Intangible Assets	11.5	(3.5)
Restructuring, Restructuring Program Related Costs and Other Costs	6.5	(2.2)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(0.2)	0.1
Credit Risk and Fair Value Adjustments	(0.7)	0.3
Business Combination Related Costs	(2.1)	0.3
Income Tax Related Adjustments	—	(7.8)
As Adjusted - Non-US GAAP Operating Results	$109.7	$(24.1)	22.0%

DENTSPLY INTERNATIONAL INC.
(In millions)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Year Ended December 31, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$329.7	$(77.0)	23.4%
Restructuring, Restructuring Program Related Costs and Other Costs	92.9	(24.3)
Amortization of Purchased Intangible Assets	43.7	(13.2)
Business Combination Related Costs	13.3	(1.0)
Credit Risk and Fair Value Adjustments	8.3	(2.4)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(5.2)	1.1
Income Tax Related Adjustments	—	6.3
As Adjusted - Non-US GAAP Operating Results	$482.7	$(110.5)	22.9%

Year Ended December 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$404.4	$(81.1)	20.1%
Amortization of Purchased Intangible Assets	47.9	(14.3)
Restructuring, Restructuring Program Related Costs and Other Costs	12.5	(4.0)
Business Combination Related Costs	3.5	(1.5)
Credit Risk and Fair Value Adjustments	(0.7)	0.2
Income Tax Related Adjustments	—	(4.3)
As Adjusted - Non-US GAAP Operating Results	$467.6	$(105.0)	22.5%